Exhibit 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 33-24503 and 33-43605.



/s/ Arthur Andersen LLP

Rochester, New York,
    March 28, 1997